Exhibit 10.3

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY OPERATING AGREEMENT

OF

BLUE MOUNTAIN MIDSTREAM LLC

This Amendment No. 1 to the Second Amended and Restated Limited Liability Operating Agreement of Blue Mountain Midstream LLC (this “Amendment”) is adopted and executed by Linn Energy Holdco II LLC, a Delaware limited liability company (“Linn Holdco II”) to be effective as of the 28th day of February, 2019 (the “Effective Date”).  Any capitalized term used herein for which a definition is not provided herein shall have the same meaning as assigned to such term in the Operating Agreement (as hereinbelow defined).

RECITALS

WHEREAS, Blue Mountain Midstream LLC (the “Company”) is currently operated pursuant to that certain Second Amended and Restated Limited Liability Operating Agreement of Blue Mountain Midstream LLC, dated effective as of July 1, 2018 (the “Operating Agreement”);

WHEREAS, because Linn Holdco II has not appointed a Linn Manager pursuant to Section 8.2(a)(i) of the Operating Agreement as of the Effective Date, the Company is managed and controlled by Linn Holdco II as “Manager”, pursuant to Section 8.1(a) of the Operating Agreement, and all references in the Operating Agreement to the “Board” are deemed references to Linn Holdco II;

WHEREAS, as of the Effective Date, the sole member of the Company is Linn Holdco II;

WHEREAS, Section 12.1 of the Operating Agreement provides the Operating Agreement may be amended or modified from time to time by a written instrument adopted by the Board; and

WHEREAS, Linn Holdco II, in its capacity as Manager of the Company, desires to amend the Operating Agreement as of the date first set forth above to 1) increase the number of authorized Class B Units from 32,500 Class B Units to 58,750 Class B Units and 2) reflect the current capitalization of the Company following certain transactions and capital contributions, and Linn Holdco II, in its capacity as sole Member of the Company, consents to such amendments;

NOW, THEREFORE, in consideration of the premises, warranties and mutual covenants set forth herein, it is agreed:

1.Schedule 1 to the Operating Agreement shall be and hereby is deleted in its entirety and the Schedule 1 attached hereto shall be inserted in its place and stead.

2.	Section 3.1(a) of the Operating Agreement is hereby amended and restated in its entirety to read as follows:

“Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company, shall be represented by Units of limited liability company interest (each, a “Unit”). The Company shall have two authorized classes of Units designated as Class A Units (the “Class A Units”) and Class B Units (the “Class B Units”), respectively. The Class A Units shall have one vote per Unit. The Class B Units shall have no voting rights. The Company shall have the authority to issue an unlimited number of Class A Units and up to 58,750 Class B Units. As of the Effective Date, no Class B Units have been issued.  All Class B Units shall be convertible into shares of Common Stock in accordance with the terms of Section 9.15, the Incentive Plan, the applicable Award Agreement, and the Conversion Procedures.”

2.Notwithstanding any contrary provision of the Operating Agreement, Linn Holdco II hereby ratifies, confirms and adopts all the terms and provisions of the Operating Agreement as amended hereby in its capacity as Manager of the Company.  Furthermore Linn Holdco II hereby consents the amendments set forth herein in its capacity as the sole Member of the Company.

3.This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

4.To the extent that any provision herein shall directly conflict with any provision of the Operating Agreement, such provision contained herein shall control.  Any provisions of the Operating Agreement which do not directly conflict with the provisions herein shall be ratified and confirmed in all respects, shall continue to be of full force and effect and shall bind each of the parties hereto.

5.This Amendment (i) shall bind and benefit the Members and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors, and assigns; (ii) shall be modified or amended only in the manner set forth in the Operating Agreement; (iii) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; and (iv) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents, and understandings relating to such subject matter.

6.SEVERABILITY.  EACH PROVISION OF THIS AMENDMENT SHALL BE CONSIDERED SEVERABLE AND IF FOR ANY REASON ANY PROVISION OR PROVISIONS HEREIN ARE DETERMINED TO BE INVALID, UNENFORCEABLE OR ILLEGAL UNDER ANY EXISTING OR FUTURE LAW, SUCH INVALIDITY, UNENFORCEABILITY OR ILLEGALITY SHALL NOT IMPAIR THE OPERATION OF OR AFFECT THOSE PORTIONS OF THIS AMENDMENT THAT ARE VALID, ENFORCEABLE AND LEGAL.

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IN WITNESS WHEREOF, this Amendment is executed to be effective as of the Effective Date.

Linn Energy Holdco II LLC

By:/s/ David B. Rottino Name: David B. Rottino Title: President and Chief Executive Officer

Schedule I

Name	Address	Class A Units	Class B Units
Linn Energy Holdco II LLC	600 Travis St, Suite 1400 Houston, TX 77002 Attn: Holly Anderson	701,350	0
Total:	-	701,350	0